Exhibit 99.1

PRESS RELEASE

AbbVie Reports Fourth-Quarter and Full-Year 2014 Financial Results

•                  Reports Full-Year Adjusted EPS of $3.32, Up 5.7 Percent; GAAP EPS $1.10

•                  Delivers Fourth-Quarter Adjusted Revenue of $5.371 Billion, Up 8.9 Percent Over Fourth-Quarter 2013 (Up 5.1 Percent On a Reported Basis); GAAP Revenue $5.452 Billion

•                  Revenue Growth in the Quarter Reflects 14.4 Percent Global Operational Sales Growth from HUMIRA (Up 10.6 Percent on a Reported Basis) and Strong Growth from Other Key Products

•                  Delivers Adjusted Gross Margin Improvement of 410 Basis Points in the Fourth Quarter

•                  Reports Fourth-Quarter Adjusted EPS of $0.89, Up 8.5 Percent; GAAP EPS ($0.51)

•                  Launches Interferon-Free HCV Regimen Following Approval in United States, Europe and Canada

•                  Confirms 2015 Adjusted EPS Guidance Range, Reflecting Industry-Leading Growth Versus the Prior Year

NORTH CHICAGO, Ill., Jan. 30, 2015 — AbbVie (NYSE:ABBV) today announced financial results for the fourth quarter and full year ended Dec. 31, 2014.

“AbbVie delivered exceptional performance in 2014 with sales and earnings well above our original projections for the year,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie.  “We returned to growth in 2014, a year ahead of schedule, and we expect to continue building on that momentum in 2015 with another year of strong performance.  For 2015, we’re focused on commercial and operational execution and the advancement of our promising pipeline as we build the company for long-term sustainable growth.”

Fourth-Quarter Results

•                  Worldwide adjusted sales were $5.371 billion in the fourth quarter, up 5.1 percent.  On an operational basis, adjusted sales increased 8.9 percent, excluding a 3.8 percent unfavorable impact from foreign exchange rate fluctuations.  Worldwide sales under U.S. generally accepted accounting principles (GAAP) were $5.452 billion, up 6.7 percent on a reported basis and up 10.4 percent operationally.

•                  Fourth-quarter sales growth was driven primarily by the continued strength of HUMIRA.  Global HUMIRA sales increased 10.6 percent, or 14.4 percent on an operational basis, excluding the impact of foreign exchange rate fluctuations.  Total company sales growth was also driven by operational growth from Synagis, Creon and Duodopa.

•                  The adjusted gross margin ratio in the fourth quarter was 81.2 percent, excluding intangible asset amortization and other specified items, up 410 basis points versus fourth-quarter 2013.  The gross margin ratio under GAAP was 79.5 percent.

Fourth-Quarter Results (continued)

•                  Adjusted selling, general and administrative (SG&A) expense was 29.1 percent of sales in the fourth quarter, reflecting the recent HCV launch and continued investment in our growth brands.  On a GAAP basis, SG&A was 61.3 percent of sales, including specified items primarily related to the terminated Shire Plc (Shire) transaction.

•                  Adjusted research and development (R&D) was 16.3 percent of sales in the quarter, reflecting funding actions in support of our mid- and late-stage pipeline and the continued pursuit of additional HUMIRA indications.  On a GAAP basis, R&D was 16.1 percent of sales.

•                  Net interest expense was $63 million on an adjusted basis and $129 million on a GAAP basis. The adjusted tax rate was 22.5 percent in the quarter and 21.9 percent on a GAAP basis.

•                  Fourth-quarter diluted earnings (loss) per share were ($0.51) on a GAAP basis.  Adjusted diluted earnings per share of $0.89 excludes intangible asset amortization expense and other specified items primarily related to the terminated Shire transaction.  The impact of the Shire termination was comprised of the break fee ($0.66), mark-to-market and exit of certain foreign currency positions ($0.24) and other costs ($0.10).  An additional ($0.08) of Shire specified charges will be booked in the first quarter of 2015 to reflect the completed liquidation of remaining foreign currency positions.  2015 GAAP guidance has been adjusted accordingly.

Key Events from the Fourth Quarter

•                  On Dec. 19, the U.S. Food and Drug Administration (FDA) approved AbbVie’s VIEKIRA PAK, an all-oral, interferon-free treatment, with or without ribavirin (RBV), for the treatment of patients with chronic genotype 1 (GT1) hepatitis C virus (HCV) infection, including those with compensated cirrhosis.  The approval of VIEKIRA PAK is supported by a robust clinical development program designed to study the safety and efficacy of the regimen in more than 2,300 enrolled patients across 25 countries.  The program consisted of six pivotal Phase 3 studies, which demonstrated that VIEKIRA PAK cured 95-100 percent of GT1a and GT1b hepatitis C patients, including patients new and experienced to treatment, and patients with compensated cirrhosis, with less than 2 percent of patients experiencing virological failure.  Additionally, more than 98 percent of patients in clinical trials completed a full course of therapy.

•                  On Jan. 16, AbbVie announced that the European Commission has granted marketing authorizations for its all-oral, short-course, interferon-free treatment of VIEKIRAX (ombitasvir/paritaprevir/ritonavir tablets) + EXVIERA (dasabuvir tablets).  The treatment has been approved with or without RBV for patients with GT1 chronic HCV infection, including those with compensated liver cirrhosis, HIV-1 co-infection, patients on opioid substitution therapy and liver transplant recipients. Additionally, VIEKIRAX has been approved for use with RBV in genotype 4 chronic HCV patients.

•                  On Jan. 12, AbbVie announced that the FDA approved DUOPA (carbidopa and levodopa) enteral suspension for the treatment of motor fluctuations for people with advanced Parkinson’s disease.  DUOPA is administered using a small, portable infusion pump that delivers carbidopa and levodopa directly into the small intestine for 16 continuous hours via a procedurally-placed tube.   In a clinical trial, patients treated with DUOPA experienced significantly greater improvement in “off” time (periods of poor mobility, slowness and stiffness) than patients treated with oral carbidopa-levodopa immediate release tablets.

Key Events from the Fourth Quarter (continued)

•                  AbbVie and Neurocrine Biosciences announced positive top-line results from the first of two ongoing Phase 3 clinical trials, designed to evaluate the efficacy and safety of elagolix in premenopausal women with endometriosis.  Results from the trial show that after six months of treatment, both doses of elagolix (150 mg once daily and 200 mg twice daily) met the study’s co-primary endpoints (p<0.001) of reducing scores of non-menstrual pelvic pain (NMPP) and menstrual pain (or dysmenorrhea), associated with endometriosis, at month three, as well as month six, as measured by the Daily Assessment of Endometriosis Pain scale.  Elagolix, currently being investigated in patients with pain from endometriosis, inhibits gonadatropin releasing hormone (GnRH) receptors in the pituitary gland and ultimately reduces circulating sex hormone levels.  To date, elagolix has been studied in over 40 clinical trials totaling more than 3,000 patients.  A Phase 2b trial of elagolix for the treatment of uterine fibroids is also ongoing.

•                  At the American Society of Hematology’s 56th Annual Meeting, AbbVie presented new results from a Phase 2 study of investigational compound venetoclax (ABT-199/GDC-0199) in patients with acute myelogenous leukemia (AML).  AML is an aggressive and deadly type of blood cancer, in which the body produces too many of a specific type of white blood cell (myeloblast), which can crowd out healthy blood cells.  In the study, the venetoclax group showed an overall response rate of 15.5 percent, with one patient achieving a complete response and four patients achieving a complete response with incomplete blood count recovery.  These data indicate that further study of venetoclax in AML patients is warranted.  Venetoclax will be studied in combination with other medicines sometimes used in treating patients with AML.  Venetoclax is an investigational inhibitor of the B-cell lymphoma-2 (BCL-2) protein and is currently being evaluated in a Phase 3 clinical trial for the treatment of CLL and several other cancers.

Confirming Full-Year 2015 Outlook

AbbVie is confirming its adjusted diluted earnings-per-share guidance for the full-year 2015 of $4.25 to $4.45, which reflects industry-leading growth versus the prior year.  The company’s 2015 adjusted diluted earnings-per-share guidance excludes $0.34 per share of intangible asset amortization expense and other specified items.  Including these items, AbbVie’s diluted earnings-per-share guidance is $3.91 to $4.11 on a GAAP basis.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories.  The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases.  AbbVie employs more than 26,000 people worldwide and markets medicines in more than 170 countries.  For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com.  Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our fourth-quarter performance.  Participating on the call will be Rick Gonzalez, chairman and chief executive officer; Bill Chase, executive vice president and chief financial officer; Laura Schumacher, executive vice president, business development, external affairs and general counsel; Mike Severino, executive vice president, research and development and chief scientific officer; and Larry Peepo, vice president, investor relations.  The call will be webcast through AbbVie’s Web site at www.abbvieinvestor.com.

Non-GAAP Financial Results

Financial results for 2013 and 2014 are presented on both a reported and a non-GAAP basis.  Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period.  Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release.  AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business.  Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.  The company’s 2015 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements.  AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry.  Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of Part II of AbbVie’s second quarter 2014 Quarterly Report on Form 10-Q, which have been filed with the Securities and Exchange Commission.  AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media: Jennifer Smoter (847) 935-8865 Adelle Infante (847) 938-8745	Investors: Larry Peepo (847) 935-6722 Liz Shea (847) 935-2211

AbbVie Inc.

Key Product Sales

Quarter Ended Dec. 31, 2014

(Unaudited)

				% Change vs. 4Q13

	Sales (in millions)				International		Total

Total Adjusted	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

Sales	$3,083	$2,288	$5,371	9.4%	8.2%	(0.2%)	8.9%	5.1%

Humira	1,932	1,431	3,363	15.8	12.7	4.3	14.4	10.6

Synagis	--	298	298	n/a	4.9	(5.0)	4.9	(5.0)

AndroGel	230	--	230	(20.2)	n/a	n/a	(20.2)	(20.2)

Lupron	160	47	207	2.5	(4.6)	(11.4)	0.6	(1.1)

Kaletra	50	153	203	(20.5)	2.3	(7.5)	(4.0)	(11.1)

Synthroid	186	--	186	(1.6)	n/a	n/a	(1.6)	(1.6)

Creon	151	--	151	30.6	n/a	n/a	30.6	30.6

Sevoflurane	22	98	120	(4.6)	(18.7)	(25.8)	(16.7)	(22.7)

Dyslipidemia	104	--	104	13.6	n/a	n/a	13.6	13.6

Duodopa	--	56	56	n/a	25.4	14.7	25.4	14.7

Viekira	48	--	48	n/m	n/a	n/a	n/m	n/m

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations. Dyslipidemia includes sales of TriCor/Trilipix, Niaspan, Simcor and Advicor.

n/a = not applicable

n/m = not meaningful

AbbVie Inc.

Key Product Sales

Twelve Months Ended Dec. 31, 2014

(Unaudited)

				% Change vs. 12M13

	Sales (in millions)				International		Total

Total Adjusted	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

Sales	$10,764	$9,115	$19,879	5.7%	8.9%	5.9%	7.1%	5.8%

Humira	6,524	6,019	12,543	24.6	13.3	11.0	18.9	17.7

AndroGel	934	--	934	(9.7)	n/a	n/a	(9.7)	(9.7)

Kaletra	213	657	870	(12.7)	(4.5)	(8.5)	(6.6)	(9.6)

Synagis	--	835	835	n/a	9.3	1.0	9.3	1.0

Lupron	580	198	778	2.5	(5.4)	(9.5)	0.2	(0.9)

Synthroid	709	--	709	13.9	n/a	n/a	13.9	13.9

Sevoflurane	83	467	550	7.1	(1.0)	(4.7)	0.1	(3.1)

Creon	516	--	516	25.3	n/a	n/a	25.3	25.3

Dyslipidemia	328	--	328	(69.5)	n/a	n/a	(69.5)	(69.5)

Duodopa	--	220	220	n/a	24.7	23.5	24.7	23.5

Viekira	48	--	48	n/m	n/a	n/a	n/m	n/m

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations. Dyslipidemia includes sales of TriCor/Trilipix, Niaspan, Simcor and Advicor.

n/a = not applicable

n/m = not meaningful

AbbVie Inc.

Consolidated Statements of Earnings (Loss)

Quarter and Twelve Months Ended Dec. 31, 2014 and 2013

(Unaudited) (In millions, except per share data)

	Fourth Quarter Ended Dec. 31		Twelve Months Ended Dec. 31
	2014	2013	2014	2013
Net sales	$5,452	$5,111	$19,960	$18,790

Cost of products sold	1,119	1,282	4,426	4,581
Selling, general and administrative	3,341	1,448	7,724	5,352
Research and development	879	798	3,297	2,855
Acquired in-process research and development	28	48	352	338
Other operating expense	500	--	750	--
Total operating cost and expenses	5,867	3,576	16,549	13,126

Operating earnings (loss)	(415)	1,535	3,411	5,664

Interest expense, net	129	68	391	278
Net foreign exchange loss	496	15	678	55
Other (income) expense, net	(3)	13	(27)	(1)
Earnings (loss) before income tax expense	(1,037)	1,439	2,369	5,332
Income tax (benefit) expense	(227)	311	595	1,204
Net earnings (loss)	($810)	$1,128	$1,774	$4,128

Diluted earnings (loss) per share	($0.51)	$0.70	$1.10	$2.56
Diluted earnings per share, excluding specified items	$0.89	$0.82	$3.32	$3.14	a)

Average diluted shares outstanding	1,597	1,608	1,610	1,604

a)             Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended Dec. 31, 2014

(Unaudited) (In millions, except per share data)

1.                   Specified items impacted results as follows:

	4Q14
	Earnings (loss)		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	($1,037)	($810)	($0.51)
Adjusted for specified items:
Other revenue	(81)	(81)	(0.05)
Intangible asset amortization	96	69	0.04
Acquired IPR&D	28	29	0.02
Calico collaboration	500	500	0.31
Shire transaction costs	2,227	1,623	1.00
Separation costs and other	134	116	0.08
As adjusted (non-GAAP)	$1,867	$1,446	$0.89

Other revenue principally includes royalty income from prior periods recognized in the fourth quarter of 2014 as a result of the settlement of a licensing arrangement.  Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Acquired IPR&D primarily reflects an upfront payment related to a licensing arrangement with a third party.  Calico collaboration reflects a payment related to the previously announced Calico collaboration.  Shire transaction costs are expenses related to the terminated Shire transaction.  Separation costs and other is primarily related to the separation of AbbVie from Abbott.

2.                   The impact of the specified items by line item was as follows:

	4Q14
	Net Sales	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating expense	Interest expense (income)	Net exchange (gain) loss
As reported (GAAP)	$5,452	$1,119	$3,341	$879	$28	$500	$129	$496
Adjusted for specified items:
Other revenue	(81)	--	--	--	--	--	--	--
Intangible asset amortization	--	(96)	--	--	--	--	--	--
Acquired IPR&D	--	--	--	--	(28)	--	--	--
Calico collaboration	--	--	--	--	--	(500)	--	--
Shire transaction costs	--	--	(1,660)	--	--	--	(66)	(501)
Separation costs and other	--	(15)	(117)	(2)	--	--	--	--
As adjusted (non-GAAP)	$5,371	$1,008	$1,564	$877	--	--	$63	($5)

3.                   The adjusted tax rate for the fourth quarter of 2014 was 22.5 percent, as detailed below:

	4Q14
	Pre-tax	Income
	income (loss)	taxes	Tax rate
As reported (GAAP)	($1,037)	($227)	21.9%
Specified items	2,904	648	22.3%
As adjusted (non-GAAP)	$1,867	$421	22.5%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended Dec. 31, 2013

(Unaudited) (In millions, except per share data)

1.            Specified items impacted results as follows:

	4Q13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,439	$1,128	$0.70
Adjusted for specified items:
Intangible asset amortization	101	76	0.05
Separation costs	103	66	0.04
Acquired IPR&D	48	48	0.03
Restructuring/Other	11	7	0.00
As adjusted (non-GAAP)	$1,702	$1,325	$0.82

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Restructuring/Other is primarily associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

	4Q13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other (income) expense
As reported (GAAP)	$1,282	$1,448	$798	$48	$13
Adjusted for specified items:
Intangible asset amortization	(101)	--	--	--	--
Separation costs	(5)	(95)	(3)	--	--
Acquired IPR&D	--	--	--	(48)	--
Restructuring/Other	(8)	--	--	--	(3)
As adjusted (non-GAAP)	$1,168	$1,353	$795	--	$10

3.            The adjusted tax rate for fourth-quarter 2013 was 22.2 percent, as detailed below:

	4Q13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,439	$311	21.6%
Specified items	263	66	25.1%
As adjusted (non-GAAP)	$1,702	$377	22.2%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Twelve Months Ended Dec. 31, 2014

(Unaudited) (In millions, except per share data)

1.             Specified items impacted results as follows:

	12M14
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,369	$1,774	$1.10
Adjusted for specified items:
Other revenue	(81)	(81)	(0.05)
Intangible asset amortization	403	287	0.18
R&D	40	40	0.02
Acquired IPR&D	352	251	0.15
Calico collaboration	750	750	0.46
Shire transaction costs	2,510	1,802	1.12
Separation costs	445	385	0.24
Other	136	167	0.10
As adjusted (non-GAAP)	$6,924	$5,375	$3.32

Other revenue principally includes royalty income from prior periods recognized in the fourth quarter of 2014 as a result of the settlement of a licensing arrangement.  Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  R&D is associated with payments for previously announced collaborations.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Calico collaboration reflects payments related to the previously announced Calico collaboration.  Shire transaction costs are expenses related to the terminated Shire transaction.  Separation costs are related to the separation of AbbVie from Abbott.  Other is primarily associated with the recognition of an additional year of the Branded Prescription Drug Fee as required by new IRS regulations.

2.             The impact of the specified items by line item was as follows:

	12M14
	Net Sales	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating expense	Interest expense (income)	Net exchange (gain) loss	Other (income) expense
As reported (GAAP)	$19,960	$4,426	$7,724	$3,297	$352	$750	$391	$678	$(27)
Adjusted for specified items:
Other revenue	(81)	--	--	--	--	--	--	--	--
Intangible asset amortization	--	(403)	--	--	--	--	--	--	--
R&D	--	--	--	(40)	--	--	--	--	--
Acquired IPR&D	--	--	--	--	(352)	--	--	--	--
Calico collaboration	--	--	--	--	--	(750)	--	--	--
Shire transaction costs	--	--	(1,703)	--	--	--	(141)	(666)	--
Separation costs	--	(18)	(422)	(5)	--	--	--	--	--
Other	--	(58)	(112)	--	--	--	--	--	34
As adjusted (non-GAAP)	$19,879	$3,947	$5,487	$3,252	--	--	$250	$12	$7

3.             The adjusted tax rate for the full-year 2014 was 22.4 percent, as detailed below:

	12M14
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$2,369	$595	25.1%
Specified items	4,555	954	20.9%
As adjusted (non-GAAP)	$6,924	$1,549	22.4%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Twelve Months Ended Dec. 31, 2013

(Unaudited) (In millions, except per share data)

1.            Specified items impacted results as follows:

	12M13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$5,332	$4,128	$2.56
Adjusted for specified items:
Intangible asset amortization	509	370	0.23
Separation costs	255	163	0.10
Acquired IPR&D	338	338	0.21
Restructuring/Other	81	67	0.04
As adjusted (non-GAAP)	$6,515	$5,066	$3.14

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Restructuring/Other is primarily associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

	12M13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange (gain) loss	Other (income) expense
As reported (GAAP)	$4,581	$5,352	$2,855	$338	$55	($1)
Adjusted for specified items:
Intangible asset amortization	(509)	--	--	--	--	--
Separation costs	(16)	(230)	(9)	--	--	--
Acquired IPR&D	--	--	--	(338)	--	--
Restructuring/Other	(5)	(38)	(15)	--	(11)	(12)
As adjusted (non-GAAP)	$4,051	$5,084	$2,831	--	44	($13)

3.            The adjusted tax rate for the full-year 2013 was 22.2 percent, as detailed below:

	12M13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$5,332	$1,204	22.6%
Specified items	1,183	245	20.7%
As adjusted (non-GAAP)	$6,515	$1,449	22.2%